Exhibit 10.13

SUBLEASE AGREEMENT

This is an agreement to sublet real property according to the terms specified below.

The sublessor agrees to sublet and the subtenant agrees to take the premises described below. Both parties agree to keep, perform and fulfill the promises, conditions and agreements below:

1.	The sublessor is: DPH Supplements Inc.

2.	The subtenant is: Medtainer, Inc.

3.	The location of the premises is: 1620 Commerce St, #A, Corona. CA 92880.

4.	The term of this sublease is I2 Months, beginning September 1, 2018. The rent is $8,640.50 per month, payable in advance on the 1st day of each month. The rent is payable to DPH Supplements at 1620 Commerce St., #B. Corona. CA 92880.
5.	The sublease agreement will terminate on (date) 8/31/2019. There shall be no holding over under the terms of this sublease agreement under any circumstances.
6.	All charges for utilities connected with premises which arc to be paid by the sublessor under the master lease shall be paid by the subtenant for the term of this sublease.
7.	Subtenant agrees to surrender and deliver to the sublessor the premises and all furniture and decorations within the premises in as good a condition as they were at the beginning of the term, reasonable wear and tear excepted. The subtenant will be liable to the sublessor for any damages occurring to the premises or the contents thereof or to the building which are done by the subtenant or his guests.
8.	Subtenant agrees to pay to sublessor a deposit of S6.000.00 to cover damages and cleaning. Sublessor agrees that if the premises and contents thereof arc returned to him/her in the same condition as when received: by the subtenant, reasonable wear and tear thereof excepted, (s)he will refund to the subtenant $6,000 at the end of the term, or within 30 days thereafter. Any reason for retaining a portion of the deposit shall be explained in writing within 30 days to the subtenant.
9.	At the time of taking possession of the premises by the subtenant, the sublessor will provide the subtenant with an inventory form within three (3) days of taking possession.
10.	This sublease agreement incorporates and is subject to the original lease agreement between the sublessor and his lessor, a copy of which is attached hereto, and which is hereby referred to and incorporated herein as if it were set out here at length. The: subtenant agrees to assume all of the obligation and responsibilities of the sublessor under the original lease for the duration of the sublease agreement.
11.	In the event of any legal action concerning this sublease, the losing party shall pay to the losing party reasonable attorney’s fees and court costs to be fixed by the court in which such judgment shall be entered.
12.	Other: [None]
13.	This lease constitutes the sole agreement between the parties, and no additions, deletions or modifications may be accomplished without the written consent of both parties. (ANY ORAL REPRESENTATIONS EXECUTED AT THE TIME OF SIGNING THIS LEASE ARE NOT LEGALLY VALID AND THEREFORE ARE NOT BINDING UPON EITHER PARTY,)
14.	The words “sublessor” and “subtenant” as used herein include The plural as well as the singular; no regard to gender is intended by the language in this sublease.
15.	If the subtenant is under 18 years or age, then his/her legal guardian or parent guarantees and agrees to perform all of the terms, covenants and conditions of this sublease by affixing his signature below.
16.	Each signatory to this sublease acknowledges receipt of an executed copy hereof.
17.	This sublease is not binding upon either party unless approved by the landlord as provided below.

The parties hereby bind themselves to this agreement by their signatures affixed below on this 1st day of September 2018.

SUBLESSOR	SUBTENANT

DPH SUPPLEMENTS INC,	MEDTAINER, INC.
/s/ Douglas P. Heldoorn	/s/ Jeff Carlson
Controller
9/1/2018
___________________
(Parent/guardian if subtenant
Is under 18 years of age)
ORIGINAL LEASE ATTACHED: ___ Yes XX No
INVENTORY ATTACHED: ___ Yes XX No